Schedule 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement    |_|  Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Candie's, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 CANDIE'S, INC.
                               400 Columbus Avenue
                          Valhalla, New York 10595-1335


                                                                    May 28, 2002


Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Monday, June 24, 2002, at 10:00 A.M., at the New York City offices of the Company, 215 West 40th Street, New York, New York 10018.

     The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                   Cordially,


                                   Neil Cole
                                   Chairman of the Board,
                                   President and
                                   Chief Executive Officer

PRELIMINARY COPIES
                                 CANDIE'S, INC.
                               400 Columbus Avenue
                          Valhalla, New York 10595-1335
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 24, 2002
--------------------------------------------------------------------------------

To the Stockholders of CANDIE'S, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Candie's, Inc. (the "Company") will be held on Monday, June 24, 2002, at 10:00 A.M. at the Company's New York City offices at 215 West 40th Street, New York, New York 10018, for the following purposes:

     1. To elect six directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

     2. To consider and vote upon a proposal to an amendment to the Company's Certificate of Incorporation to increase the authorized common stock from 30,000,000 to 75,000,000 shares;

     3.   To approve the Company's 2002 Stock Option Plan;

     4. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending January 31, 2003; and

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on May 24, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                   By Order of the Board of Directors,

                                   Neil Cole
                                   Chairman of the Board, President
                                   and Chief Executive Officer

May 28, 2002
--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:
       -- ---

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PRELIMINARY COPIES              PROXY STATEMENT

                                 CANDIE'S, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 24, 2002


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CANDIE'S, INC. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 24, 2002, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about May 29, 2002.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                                    400 Columbus Avenue
                                    Valhalla, New York 10595-1335
                                    Telephone No.: (914) 769-8600

                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on May 24, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 23,916,139 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.


                                VOTING PROCEDURES

     The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. Approval of the Amendment to the Company's Certificate of Incorporation to increase its authorized Common Stock requires the affirmative vote of the issued and outstanding shares of Common Stock as of the Record Date. All other matters at the Annual Meeting, including approval of the adoption of the Company's 2002 Stock Option Plan and ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for its fiscal year ending January 31, 2003, will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, provided a quorum is present. A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter. However, because of the need to obtain the affirmative vote of the majority of the outstanding shares of Common Stock, failures to vote, broker non-votes and abstentions will have the same practical effect as a vote against the proposal to amend the Company's Certificate of Incorporation to increase the authorized shares of Common Stock.

     Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, six (6) directors will be elected to hold office for a term expiring at the 2002 Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At the Annual Meeting, proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below is unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below, who are presently members of the Company's Board of Directors, has indicated to the Board of Directors of the Company that he or she will be available to serve.

Name                         Age           Position
----                         ---           --------
Neil Cole                     45           Chairman of the Board,
                                           President and Chief Executive Officer
Barry Emanuel                 60           Director
Steven Mendelow               59           Director
Peter Siris                   57           Director
Ann Iverson                   58           Director
Hubert Guez                   49           Director

     Neil Cole has been Chairman of the Board, President and Chief Executive Officer of the Company since February 23, 1993. Mr. Cole's family began the Candie's business in the late 1970's. After the brand was sold by the family, Mr. Cole re-purchased the brand and founded the Company in 1992. From February through April 1992, Mr. Cole served as a director and as acting President of the Company. Mr. Cole also served as Chairman of the Board, President, Treasurer and a director of New Retail Concepts, Inc. ("NRC"), from its inception in 1986 until it was merged with and into the Company in August 1998. Mr. Cole is an attorney who graduated from Hofstra law school in 1982.

     Barry Emanuel has been a director of the Company since May 1993. For more than the past five years, Mr. Emanuel has served as President of Copen Associates, Inc., a textile manufacturer located in New York, New York.

     Steven Mendelow has been a director of the Company since December 1999 and has been a principal with the accounting firm of Konigsberg Wolf & Co. and its predecessor, which is located in New York, New York, since 1972. Mr. Mendelow was a director of NRC from April 1, 1992 until NRC merged into the Company in August 1998.

     Peter Siris has been a director of the Company since March 2000 and has been active in the apparel, retail and financial industries for over 25 years. During the past two years, Mr. Siris has been the Managing Director of Guerrilla Capital Management, while completing his best selling book, "Guerilla Investing", and working as a columnist for the "New York Daily News". Between 1995 and 1997, he served as Senior Vice President of Warnaco, Inc. and Director of Investor Relations of Authentic Fitness Corporation and Senior Vice President of ABN-Amro Incorporated. Between 1970 and 1995, Mr. Siris served as Managing Director of Union Bank of Switzerland, Securities, Executive Vice President and Director of The Buckingham Research, Executive Vice President and Director of Sirco International Corporation, President of MERIC, Inc. and President of Urban Innovations, Inc. Mr. Siris is a director of Crown American Real Estate Investment Trust. Mr. Siris, who earned his MBA from Harvard University, is also an expert on trade in China and authored a novel on that subject, entitled "The Peking Mandate".

     Ann Iverson joined the Board in March 2001. Since 1998, she has been the President and CEO of International Link, Inc., a consulting company providing value to corporations in making strategic decisions. From June 1995 until forming International Link, Ms. Iverson worked as the Group Chief Executive of Laura Ashley in the United Kingdom. Prior to that she was the President and CEO of KayBee Toy Stores and CEO of Mothercare UK, Ltd based in England. In addition to being a member of the Company's board, Ms. Iverson currently sits on the board of Owens Corning, Inc., a leader in the building materials systems and composites systems industry, and serves as a member of its Audit Committee. Ms Iverson is also Chairman of the Board at Brooks Sports, Inc., Chairman of Portico Bed & Bath Inc. and a member of the Board of Trustees of Thunderbird Graduate School of International Management. Ms. Iverson, who brings to the Board over 40 years of experience in the fashion and retail industry, has been the recipient of numerous industry awards, including the Ellis Island Medal of Honor and Retailer of the Year in the United Kingdom.

     Hubert Guez joined the Board in April 2002 and has been involved in the apparel industry for over twenty-five years. From October 1998 through May 2002, Mr. Guez was the Vice-Chairman and Manager of Unzipped Apparel, LLC, the licensee for Bongo brand apparel. From 1996 to 1998, Mr. Guez served as President of Commerce Clothing Company, LLC, the licensee for CK Kids. In September, 1991, Mr. Guez founded Azteca Production International, Inc., where he continues to serve as the Chief Executive Officer and President. From 1985 through 1991, he was employed with FX Systems, Inc., a software company that he founded specializing in operating systems for the apparel industry. Between 1981 and 1985, Mr. Guez served as president of Sasson Jeans LA, the licensee for Sasson women's jeans.

Board Of Directors and Committee Meetings

     During the fiscal year ended January 31, 2002 ("Fiscal 2002"), the Board of Directors held six meetings. In addition, the Board took action by unanimous written consent in lieu of meetings. The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions.

     The Company has an audit committee of the Board of Directors ("Audit Committee") consisting of Messrs. Emanuel, Mendelow and Siris and Ms. Iverson. Each member of the Audit Committee is an "independent director" under the rules of the National Association of Securities Dealers, Inc. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, reviews significant accounting and reporting issues and developments, reviews and discusses the scope and results of each audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results and considers the adequacy of the internal accounting controls and audit procedures of the Company. The Audit Committee may also conduct inquiries into the Company's operations, including, without limitation, inquiries to ensure compliance with applicable laws, securities rules and regulations and accounting standards. The Audit Committee has adopted a written charter, a copy of which was attached as Appendix A to the Company's proxy statement filed with the Securities and Exchange Commission on July 3, 2001 relating to its annual meeting of stockholders held in August 2001. The Audit Committee held seven meetings during Fiscal 2002.

Compensation Committee Interlocks and Insider Participation

     The Company has a Compensation Committee of the Board of Directors, which is comprised of Messrs. Emanuel, Mendelow and Siris and Ms. Iverson which makes recommendations to the Board of Directors regarding executive compensation. During Fiscal 2002, Mr. Cole, the Company's Chief Executive Officer, in his capacity as a director, also engaged in Board deliberations regarding the determination of executive officer compensation. During Fiscal 2002, none of the executive officers of the Company served on the board of directors or the compensation committee of any other entity.

Compliance with Section 16(a) of Securities Exchange Act of 1934

     Section 16(a) of Securities Exchange Act of 1934 requires the Company officers and directors, and persons who beneficially own more than 10 percent of a registered class of the Company equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent owners are required by certain SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, the Company believes that during Fiscal 2002 there was compliance with the filing requirements applicable to its officers, directors and 10% stockholders.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The executive officers of the Company (Mr. Cole, Mr. Danderline and Ms. Sorell Stehr), and key employee (Mr. McPhee), their positions with the Company and certain other information, as of the Record Date, are set forth below:

Name                  Age       Position
----                  ---       --------
Neil Cole              45       Chairman of the Board,
                                President and Chief Executive Officer
Richard Danderline     48       Executive Vice President, Finance and Operations
Deborah Sorell Stehr   39       Senior Vice President,
                                Secretary and General Counsel
John McPhee            39       President of Wholesale Sales

     Richard Danderline joined the Company as Executive Vice President, Finance and Operations in June 2000. For the thirteen years prior to joining the Company, he served as Vice President, Treasurer and Chief Financial Officer of AeroGroup International, Inc ("AeroGroup"), a privately held footwear company. Prior to joining AeroGroup, he served as Vice President and Chief Financial Officer of Kenneth Cole Productions, Inc., where he was part of a management-led buyout of its What's What division, which later became AeroGroup. Mr. Danderline's experience also includes serving as Vice President and Controller of Energy Asserts International, Inc. and as Vice President and Controller of XOIL Energy Resources, Inc. Mr. Danderline is certified public accountant who began his career with Touche Ross & Co., the predecessor of Deloitte & Touche LLP.

     Deborah Sorell Stehr joined the Company in December 1998 as Vice President and General Counsel, and was promoted to Senior Vice President in November 1999. From September 1996 to December 1998, Ms. Sorell Stehr was Associate General Counsel with Nine West Group Inc. ("Nine West"), a women's' footwear corporation with sales approximating $2.0 billion, where Ms. Sorell Stehr was primarily responsible for overseeing legal affairs relating to domestic and international contracts, intellectual property, licensing, general corporate matters, litigation and claims. Prior to joining Nine West, Ms. Sorell Stehr practiced law for nine years at private law firms in New York City and Chicago in the areas of corporate law and commercial litigation.

     John J. McPhee joined the Company in October 1996 as President of the Candie's Kids division. Mr. McPhee was promoted to President of Wholesale Sales in March 2000. From October 1992 to October 1996, Mr. McPhee was President of the Children's Footwear Division of Sam & Libby, Inc. Prior to Sam & Libby, Mr. McPhee held various executive positions with Jumping-Jacks Shoes. Mr. McPhee is a graduate of Santa Clara University.

     All officers serve at the discretion of the Company's Board of Directors.

                             EXECUTIVE COMPENSATION


     The following table sets forth all compensation paid or accrued by the Company for Fiscal 2002, 2001 and 2000, to or for the Chief Executive Officer and for the other persons that served as executive officers of the Company during Fiscal 2002 whose salaries exceeded $100,000 and for John J. McPhee who is a key employee but not an executive officer of the Company (collectively, the "Named Persons"):


                                                                         Summary Compensation Table
                                                --------------------------------------------------------------------------
                                                                                                      Long-Term
                                                      Annual Compensation                         Compensation Awards
                                                -----------------------------------   ------------------------------------
                                                                                               Other           Securities
 Name & Principal Positions          Fiscal                                                 Annual Com-        Underlying
                                      Year             Salary              Bonus(1)        pensation (2)         Options
--------------------------------------------------------------------------------------------------------------------------

Neil Cole                             2002        $      500,000      $           -       $          -           350,000
Chairman, President &                 2001               500,000                  -             10,000           617,250
Chief Executive Officer               2000               500,436                  - (3)         12,500           410,000

Deborah Sorell Stehr                  2002               180,000             25,000                  -            40,000
Senior Vice President &               2001               166,667             25,000                  -            80,000
General Counsel                       2000               132,692             25,000                  -            50,000

Richard Danderline                    2002               214,968             50,000                  -                 -
Executive Vice President -            2001               120,513   (4)       25,000                  -           160,000
Finance & Operations

John McPhee                           2002               275,000                  -                  -           140,000
President of Wholesale Sales          2001               228,642             25,000                  -           110,000
                                      2000               243,284             25,000                  -            50,000


(1)      Represents bonuses accrued under employment agreements.
(2)      Represents amounts earned as director's fees.
(3)      As a result of the Company's restatement of certain financial statements, the $105,500 bonus to Mr. Cole previously reported was repaid by Mr. Cole to the Company in Fiscal 2001.
(4)      For the period from June 26, 2000 through January 31, 2001.




Option Grants in Fiscal 2002 Year

         The following table provides information with respect to individual stock options granted during Fiscal 2002 to each of the Named Persons who received options during Fiscal 2002:



                              Shares           % of Total                                          Potential Realizable Value
                            Underlying       Options Granted                                         at Assumed Annual Rates
                             Options          to Employees           Exercise     Expiration      of Stock Price Appreciation
  Name                       Granted (1)     in Fiscal Year           Price          Date               for Option Term (2)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        5%               10%
                                                                                                  ----------------   --------------

Neil Cole                            350,000        21.9%            $2.300        10/26/11               $506,260     $1,282,963
Deborah Sorell Stehr                  40,000         2.5              1.700        09/21/11                 42,765        108,374
Richard Danderline                         -          -                  -                -                      -              -
John McPhee                          100,000         7.1              2.125        11/11/06                  4,468         61,287
                                      40,000         2.8              1.700        09/21/11                 42,765        108,374


          (1) Mr. Cole's options vested in full on October 26, 2001. The options granted to Ms. Stehr and the 40,000 options granted to Mr. McPhee vest as to one-third on each of September 21, 2001, 2002 and 2003.

          (2) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These amounts do not take into account provisions of options providing for termination of the option following termination of employment or non-transferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.


     The following table sets forth information as of January 31, 2002, with respect to exercised and unexercised stock options held by the Named Persons. No options were exercised by any of the Named Persons during Fiscal 2002. On December 11, 2001, 10,000 options owned by Neil Cole expired.

Aggregated Fiscal Year-End Option Values

                                                Number of Securities                            Value of Unexercised
                                               Underlying Unexercised                                In-The-Money
                                            Options at January 31, 2002                     Options at January 31, 2002(1)
                                      ------------------------------------------   -------------------------------------------
              Name                     Exercisable            Unexercisable               Exercisable            Unexercisable
----------------------------------    ------------------   ---------------------   ----------------------   ------------------

Neil Cole                              3,091,000                         -              $   771,104                $       -

Deborah Sorell Stehr                     143,333                    56,667                  104,550                    41,400

Richard Danderline                        60,000                   100,000                   52,665                   77,880

John McPhee                              233,333                    66,667                  122,000                   49,500

------------------------------------------------------------------------------------------------------------------------------

          (1) An option is "in-the-money" if the year-end closing market price per share of the Company's Common Stock exceeds the exercise price of such options. The closing market price on January 31, 2002 was $2.06.


Employment Contracts and Termination and Change-in-Control Arrangements

     In April 2002, the Company entered into a new employment agreement with Neil Cole to serve as President and Chief Executive Officer for a term expiring on December 31, 2005, at an annual base salary of $500,000. Under the new employment agreement, if the Company meets at least 66 2/3% of its net income target (as determined by the Board) for the fiscal year, the Company will pay to Mr. Cole a bonus in an amount equal to his base salary multiplied by a fraction, the numerator of which is the actual net income for such fiscal year and the denominator of which is the target net income for such fiscal year. Mr. Cole also entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy to benefit Mr. Cole's designated beneficiaries in the amount of $3,000,000, $4,000,000, and $5,000,000, respectively, for each year in the term. The employment agreement provides that Mr. Cole would receive an amount equal to three times his annual compensation, plus accelerated vesting or payment of deferred compensation, options, stock appreciation rights or any other benefits payable to Mr. Cole in the event that within twelve months of a "Change in Control", as defined in the agreement, Mr. Cole is terminated by the Company without "Cause" or if Mr. Cole terminates his agreement for "Good Reason", as such terms are defined in his employment agreement. If the Company is sold, Mr. Cole will receive a payment equal to 5% of the sale price in the event that sale price is at least $5 per share or equivalent with respect to an asset sale. In connection with his new employment agreement, Mr. Cole was granted under one of the Company's stock option plans, options to purchase 600,000 shares of Common Stock at $2.75 per share, which options vest over a three year period.

     In February 2002, the Company entered into a two year employment arrangement with Deborah Sorell Stehr for a term expiring on January 31, 2004 at a base salary of $225,000 for the first year and $235,000 for the second year. Ms. Sorell Stehr is also eligible for a bonus pursuant to the Company's executive bonus program and to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy. The agreement provides that Ms. Sorell Stehr would receive an amount equal to $100 less than three times her annual compensation, plus accelerated vesting or payment of deferred compensation, options, stock appreciation rights or any other benefits payable to Ms. Sorell Stehr in the event that within twelve months of a "Change in Control", Ms. Sorell Stehr is terminated by the Company without "Cause" or Ms. Sorell Stehr terminates her agreement for "Good Reason", as such terms are defined in her employment agreement.

     On or about May 19, 2000, the Company entered into an employment agreement with Richard Danderline for a term expiring on June 26, 2002, at an annual base salary of $200,000 for the period ended June 26, 2001, and $225,000 for the 12 months ended June 26, 2002. Mr. Danderline is entitled to receive a bonus up to an amount of $100,000 the first year and $150,000 the second year calculated as one half of 1% of the pre-tax profit of the Company for every 1% that selling, general and administrative expenses of the Company decrease as a percentage of revenues using Fiscal 2001 as the base year, but in no event less than $50,000 for each year of employment. In connection with his employment, Mr. Danderline received a grant of 150,000 options, vesting over a period of five years. Mr. Danderline is also entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy. In the event of a "change in control", defined as the cessation of Neil Cole being the Chairman of the Board, or a sale or merger of the Company with a non-affiliate, Mr. Danderline `s options vest immediately.

     On or about March 1, 2000, the Company entered into an employment agreement with John McPhee for a term expiring on January 31, 2003, at an annual base salary of $200,000 for the two months ended March 15, 2000, $225,000 for the period from March 16, 2000 through January 21, 2001, $275,000 for the 12 months ending January 31, 2002, and $325,000 for the 12 months ending January 31, 2003. Pursuant to the employment agreement, Mr. McPhee serves as President of Wholesale Sales for the Company devoting substantially all of his business time and his best efforts to the business of the Company. Mr. McPhee is also entitled to an annual bonus during the term of the agreement equal to one percent of the Company's income before income taxes but in no event less than $25,000 for Fiscal 2000. Under the agreement, Mr. McPhee receives customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy. Pursuant to the agreement, Mr. McPhee is entitled to his full base salary for one year or through the term of the agreement, whichever is greater, if there is a "Change of Control in the Company" or if he leaves the Company for "Good Reason" as those terms are defined in the agreement.

Compensation of Directors

     During Fiscal 2002, Messrs. Emanuel, Mendelow and Siris and Ms. Iverson (each an "Outside Director") each received a grant of Common Stock from the Company under the Non-Employee Director Stock Incentive Plan having a value of $10,000 in compensation for attending board meetings. Each Outside Director also received $500 for each Committee meeting that he or she attended. Each Outside Director is also entitled to an additional grant of Common Stock having a value of $20,000 during Fiscal 2003.

     Under the Company's 2000 Stock Option Plan (the "2000 Plan") and 1997 Stock Option Plan (the "1997 Plan"), non-employee directors are eligible to be granted non-qualified stock options.

     The Company's Board of Directors, or the Stock Option Committee of the 2000 Plan or the 1997 Plan, if one is appointed, has discretion to determine the number of shares subject to each non-qualified option (subject to the number of shares available for grant under the 2000 Plan or the 1997 Plan, as applicable), the exercise price thereof (provided such price is not less than the par value of the underlying shares of the Company's Common Stock under the 2000 Plan or not less than the fair value of Common Stock under the 1997 Plan), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). No non-qualified options were granted to non-employee directors under the 2000 Plan or the 1997 Plan during Fiscal 2002.

Report on Executive Compensation

     Compensation of the Company's executive officers is determined by the Board of Directors pursuant to recommendations made by the Compensation Committee and in accordance with the terms of the respective employment agreements of certain executive officers in effect prior to the formation of the Compensation Committee. There is no formal compensation policy for the Company's executive officers, other than the employment agreements described above. Compensation for executive officers consists of base salary, bonus and stock option awards.

     Base Salary. The base salary of the Company's executives are fixed pursuant to the terms of their respective employment agreements with the Company. The Compensation Committee reviews the salary of executive officers for reasonableness based on job responsibilities and a limited review of compensation practices for comparable positions at corporations which compete with the Company in its business or are of comparable size and scope of operations. The Committee's recommendations to the Board of Directors are based primarily on informal judgments reasonably believed to be in the best interests of the Company. In determining the base salaries of certain of the Company's executives whose employment agreements were up for renewal, the Committee considered the Company's performance and growth plans.

     Bonuses. Under a recently adopted executive bonus plan, the Committee determines bonuses based on the Company's overall performance, profitability, working capital management and other qualitative and quantitative measurements. In determining the amount of bonuses awarded, the Committee considers the Company's revenues and profitability for the applicable period and each executive's contribution to the success of the Company. The Company's executive officers received bonuses which were deemed appropriate based upon existing employment agreements and the Company's operating results during the fiscal year.

     Stock  Options.  Stock option  awards are  intended to attract,  retain and motivate personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. The size and grant of actual awards is determined by the Committee on an informal basis. The Committee's determination as to the size of actual awards to individual executives is subjective, after taking into account the relative responsibilities and contributions of the individual executives.

                           The Compensation Committee:

                                  Barry Emanuel
                                 Steven Mendelow
                                   Peter Siris
                                  Anne Iverson

Stock Performance Graph

     The following line graph compares from February 1, 1997 to January 31, 2002, the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on stocks of companies comprising the NASDAQ Market Index and a Peer group assuming $100 was invested on February 1, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group consists of K-Swiss, Inc., the Company and Stride Rite Corporation which is based upon companies classified under the Footwear, except Rubber, Standard Industrial Classification number. Historical stock price is not necessarily indicative of future stock price performance.



                                   --------------------------------------FISCAL YEAR ENDING---------------------------
COMPANY/INDEX/MARKET                1/31/1997    1/31/1998      1/31/1999     1/31/2000       1/31/2001     1/31/2002

Candie's, Inc.                       $100.00        $95.18         $66.27        $19.28         $21.09         $39.71
SIC Code Index                       $100.00        $99.27         $93.55        $57.98         $84.43         $97.42
NASDAQ Market Index                  $100.00       $117.79        $183.83       $274.99        $196.89        $138.71


                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each of the Named Persons; (iii) each of the Company's directors; and (iv) all executive officers and directors as a group:


                                                                  Amount and
                                                                   Nature of                               Percentage of
             Name and Address of                                  Beneficial                                Beneficial
             Beneficial Owner (1)                                Ownership (2)                               Ownership
--------------------------------------------------     ------------------------------   ------------------------------------

Neil Cole                                                            3,553,925( 3 )                          13.2%

Claudio Trust dated February 2, 1990                                 1,886,597                                7.9%
2925 Mountain Maple Lane
Jackson, WY 83001

Michael Caruso                                                       1,986,597( 4 )                           8.3%

Barry Emanuel                                                           98,063( 5 )                             *

Steven Mendelow                                                        144,063( 6 )                             *

Deborah Sorell Stehr                                                   133,333( 7 )                             *

Richard Danderline                                                      85,000( 8 )                             *

John McPhee                                                            245,883( 9 )                           1.0%

Peter Siris                                                             79,938( 10)                             *

Ann Iverson                                                             77,938( 11)                             *

Sweet Sportswear, LLC                                                3,000,000( 12)                          12.5%
   Hubert Guez

All executive officers and directors as a                            7,172,260( 3 ) (5) (6) (7)              26.1%
group (eight persons)                                                         (8) (10) (11) (12)



*        Less than 1%

     (1) Unless otherwise indicated, each beneficial owner has an address at 400 Columbus Avenue, Valhalla, New York 10595-1335.

     (2) A person is deemed to have beneficial ownership of securities that can be acquired by such person within 60 days of the Record Date, upon exercise of warrants or options. Consequently, each beneficial owner's percentage ownership is determined by assuming that warrants or options held by such person (but not those held by any other person) and which are exercisable within 60 days from the Record Date have been exercised. Unless otherwise noted, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

     (3) Includes 3,091,000 shares of Common Stock issuable upon exercise of options owned by Neil Cole. Also includes 462,925 shares of Common Stock owned by Mr. Cole's former wife over which Mr. Cole has certain voting rights but no rights to dispose of or pecuniary interest.

     (4) Represents shares held by Claudio Trust dated February 2, 1990, of which Mr. Caruso is the trustee and includes 100,000 shares of Common Stock issuable upon exercise of options owned by Michael Caruso.

     (5) Includes 7,938 shares of Common Stock issued to Mr. Emanuel and 80,125 shares of Common Stock issuable upon exercise of options.

     (6) Includes 17,938 shares of Common Stock issued to Mr. Mendelow, 60,750 shares of Common Stock owned by C&P Associates, of which Mr. Mendelow and his wife are affiliated, and 65,375 shares of Common Stock issuable upon exercise of options.

     (7)  Represents shares of Common Stock issuable upon exercise of options.

     (8)  Represents shares of Common Stock issuable upon exercise of options.

     (9) Represents 228,333 shares of Common Stock issuable upon exercise of options and 17,550 shares of Common Stock owned by Mr. McPhee.

     (10) Includes 7,938 shares of Common Stock issued to Mr. Siris, 70,000 shares of Common Stock issuable upon exercise of options and 2,000 shares of Common Stock owned by Mr. Siris' minor daughter.

     (11) Includes 7,938 shares of Common Stock issued to Ms. Iverson and 70,000 shares of Common Stock issuable upon exercise of options.

     (12) Represents shares of Common Stock held by Sweet Sportswear, LLC. Mr. Guez, a recently appointed member of the Company's Board of Directors, is a managing member of Sweet Sportswear.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During Fiscal 2002, the Company purchased approximately $16 million of footwear through Redwood Shoe Inc., a company with which Mark Tucker, a former director of the Company who resigned as of June 2001, is affiliated. The Company is no longer purchasing footwear through Redwood Shoe Inc.

     During Fiscal 2002, Neil Cole, Chairman of the Board, President and CEO of Candie's, Inc. founded the Candie's Foundation ("the Foundation"), a charitable foundation whose purpose is to raise national awareness concerning to the problems of teenage pregnancy. During the year, the Company advanced an aggregate of $1,058,0000 to the Foundation on which interest is being charged at a rate per annum that is equal to the prime rate, and at January 31, 2002 had a balance due of $699,000. The Company has reserved $350,000 against this receivable. Although the Company believes that the amount due will be recovered in full, the reserve was established because of the Foundation's limited operating history in fund raising activities.

                             AUDIT COMMITTEE REPORT

     In January 2002, the Audit Committee met with management and representatives of BDO Seidman, LLP to review and discuss the audit and the procedures and timing of the audit. In April 2002, the Audit Committee met with management and representatives of BDO Seidman, LLP to review and discuss the audited financial statements. The Audit Committee also conducted discussions with the Company's independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2002.

                  The Audit Committee-

                  Barry Emanuel, Ann Iverson, Steven Mendelow, Peter Siris

                                   PROPOSAL I

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                            TO EFFECT AN INCREASE IN
                        AUTHORIZED SHARES OF COMMON STOCK

     The Company's Certificate of Incorporation currently provides for authorized capital consisting of 30,000,000 shares of Common Stock, $.001 par value and 5,000,000 shares of Preferred Stock, $.01 par value. At the Annual Meeting, the stockholders will be asked to vote upon an amendment to the Certificate of Incorporation of the Company (the "Proposed Amendment") to increase the number of authorized shares of Common Stock, $.001 par value per share, from 30,000,000 to 75,000,000 shares. The number of shares of authorized Preferred Stock will remain unchanged. Approval of this amendment requires the affirmative vote of the holders of a majority of the Shares of Common Stock of the Company that are issued and outstanding as of the Record Date. The Proposed Amendment would amend Article FOURTH of the Company's Certificate of Incorporation. The Proposed Amendment is set forth in full as Exhibit A to this Proxy Statement.

     The Board of Directors considers the Proposed Amendment advisable in order to provide flexibility for future capital requirements. The development of the Company to date has been financed in part through the issuance of its Common Stock or securities convertible into Common Stock and the Board of Directors believes that it would be beneficial to the Company to be in a position to make additional issuances of such Common Stock or convertible securities if circumstances warrant such issuances. Of the 30,000,000 shares of Common Stock currently authorized, a total of 23,916,139 shares have been issued. In addition, approximately 8,220,150 shares have been reserved for issuance upon exercise of outstanding options and warrants. The Company, therefore, would not have sufficient authorized but unissued shares of Common Stock to satisfy its current contractual obligations if it were to issue all of the shares of Common Stock currently reserved for issuance upon exercise of options and warrants outstanding and available for future grant under its stock option plans. Mr. Neil Cole, the Company's Chairman and Chief Executive Officer has advised the Company that he will not exercise certain options owned by him until such time as the Company's authorized shares of common stock is increased or the aggregate number of outstanding shares of Common Stock and securities convertible into Common Stock are less than the number of shares of Common Stock then authorized. Approval by the stockholders of the Proposed Amendment at the Annual Meeting will avoid the possible need to call and hold a special meeting for that purpose at a later date on an accelerated timetable. The Board of Directors is empowered to authorize the issuance of the additional shares of Common Stock at such time or times, to such persons and for such consideration as the Board deems appropriate, without further shareholder action. Although such additional shares could be used to dilute the share ownership of persons seeking to obtain control of the Company, approval of the Proposed Amendment is not being sought for that purpose. The Company has no current plans to issue the additional shares of Common Stock that are the subject of the Proposed Amendment other than with respect to any obligation it has under existing options and warrants that are outstanding or available for future grant pursuant to the Company's stock option plans, and in connection with the Company's requirement to issue shares of its Common Stock as a final payment in the settlement of the Willow Creek class action.

     None of the Company's Common Stock has any pre-emptive rights.

Recommendation
                  THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT.

                                   PROPOSAL II

                                ADOPTION OF 2002
                                STOCK OPTION PLAN

     At the Annual Meeting, the Company's stockholders will be asked to approve the adoption of the Company's 2002 Stock Option Plan and to provide for 3,000,000 shares of Common Stock to be reserved for issuance under the 2002 Stock Option Plan.

     The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees and other key persons and continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under stock option plans has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the substantial growth of the Company and need to continue to grow, should be expanded to include the adoption of the 2002 Stock Option Plan. The Board believes that such authority will provide the Company with significant means to continue to attract and retain talented personnel and maintain current key employees.

     To date, no options have been granted under the 2002 Stock Option Plan. If the 2002 Stock Option Plan is approved by the Company's stockholders, options to purchase up to 2,000,000 shares of Common Stock may be granted under the plan by the Board or a Committee of the Board responsible for administering the plan. The timing and specific terms of any grants and the recipients of any grants cannot be determined at this time.

     The following table sets forth certain information as of the Record Date regarding outstanding options , warrants and other rights to purchase Common Stock that were outstanding on the Record Date.


------------------------------ ------------------------ ------------------------- ------------------------------
                                         (a)                      (b)                          (c)
------------------------------ ------------------------ ------------------------- ------------------------------
        Plan Category           Number of securities        Weighted-average          Number of securities
                                  to be issued upon        exercise price of          remaining for future
                                     exercise of          outstanding options,        issuance under equity
                                outstanding options,      warrants and rights          compensation plans
                                 warrants and rights                                  (excluding securities
                                                                                    reflected in column (a))
------------------------------ ------------------------ ------------------------- ------------------------------

Equity compensation plans           5,150,525                   2.42                         88,125
  approved by security holders

Equity compensation plans             920,000                   2.47                      1,070,000
  not approved by security
  holders *

Acquired/Assumed equity                     -                      -                              -
  compensation plans
  (Aggregated)

Individual Arrangements               991,500                   2.42                              -
  (Aggregated)

------------------------------ ------------------------ ------------------------- ------------------------------
                                    7,062,025                   2.43                      1,158,125
          Total
------------------------------ ------------------------ ------------------------- ------------------------------

         ______

               * Represents options granted under the Company's 2001 Stock Option Plan which plan provides for the grant of non-qualified options to purchase up to 2,000,000 shares of the Company's Common Stock at exercise prices equal to the fair market value of the Common Stock on the date of grant. The terms of the options and the persons to whom the options are issued is determined by the administrators of the 2001 Stock Option Plan which is administered by either the Company' s Board of Directors or a committee of at least two Board members. The 2001 Plan expires in December 2011.

     The following summary of the 2002 Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2002 Stock Option Plan attached as Exhibit B to this Proxy Statement.

Summary of the 2002 Stock Option Plan

     In May 2002, the Board of Directors approved the 2002 Stock Option Plan, and recommended that the Company's stockholders adopt the 2002 Stock Option Plan at the Annual Meeting of Stockholders. Pursuant to the 2002 Stock Option Plan, officers, directors, employees and consultants of the Company will be eligible to receive incentive stock options ("Incentive Stock Options") as provided in
Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), and "non-qualified" stock options to purchase up to an aggregate of 3,000,000 shares of Common Stock. The number of shares of Common Stock that may be granted and the timing of grants to executive officers and non-executive officers of the Company under the 2002 Stock Option Plan is subject to the discretion of the Board of Directors or a Committee of the Board that will administer the plan. On May 15, 2002, the closing price of the Company's Common Stock as reported by NASDAQ was $ 4.70.

     The 2002 Stock Option Plan will be administered by the Board or a Committee appointed by the Board. The Board or Committee will determine, among other things, the persons to whom options will be granted, the types of options granted, the number of shares subject to options and the exercise price, provided that the exercise price of all Incentive Stock Options and non-qualified stock options granted must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% in the case of Incentive Stock Options granted to stockholders who own more than 10% of the outstanding Common Stock) or earlier as determined by the Board or Committee or as otherwise set forth in the plan. The Board or Committee also determines the term of each option, the restrictions or limitations thereof and the manner in which each option may be exercised. Options granted under the plan will expire not later than the tenth anniversary of the date of grant (the fifth anniversary in the case of Incentive Stock Options granted to stockholders who own more than 10% of the outstanding Common Stock). With certain limited exceptions, in the event that an option holder ceases to be employed by the Company, such option holder's options terminate. Pursuant to the provisions of the 2002 Stock Option Plan, the aggregate fair market value, determined as of the date(s) of grant, for which Incentive Stock Options are first exercisable by an option holder during any calendar year cannot exceed $100,000.

Certain Federal Income Tax Consequences of the 2002 Stock Option Plan

     The following is a brief summary of the Federal income tax aspects of grants made under the 2002 Stock Option Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     1. Incentive Stock Options. The participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a Non-Qualified Stock Option.

     2. Non-Qualified Stock Options. With respect to non-qualified stock options
(i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant's hands depending upon the length of time that the participant held the shares.

Recommendation

     THE BOARD OF DIRECTORS BELIEVES THAT THE 2002 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2002 STOCK OPTION PLAN.

                                  PROPOSAL III

                               RATIFICATION OF THE
                       APPOINTMENT OF INDEPENDENT AUDITORS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for Fiscal 2002. The Board of Directors has re-appointed BDO Seidman, LLP as the Company's independent accountants for the Company's fiscal year ending January 31, 2003. Although stockholder approval of the Board of Directors' appointment of BDO Seidman, LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. Furthermore, although the Board of Directors is submitting the appointment of BDO Seidman, LLP for stockholder ratification, it reserves the right, even after ratification by stockholders, to change the appointment of BDO Seidman, LLP as auditors, at any time during the 2003 fiscal year, if it deems such change to be in the best interests of the Company. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

     Audit Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for Fiscal 2002 and the reviews of the financial statements included in the Company's Form 10-Q's for Fiscal 2002 totaled $224,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed to the Company by BDO Seidman, LLP for professional services related to financial information systems design and implementation by BDO Seidman, LLP for Fiscal 2002.

     All Other Fees. The aggregate fees billed for services rendered by BDO Seidman, LLP, other than for audit and information technology services, described in the preceding two paragraphs, totaled $356,000 for Fiscal 2002, of which $336,000 related to tax services and $20,000 related to all other services.

     The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining BDO Seidman, LLP's independence.

Recommendation

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THE
APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2003.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's annual meeting of stockholders to be held in the year 2003 must submit the proposal in proper form to the Company at its address set forth on the first page of this proxy statement and in accordance with applicable regulations of the SEC not later than January 27, 2003 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the January 27, 2003 deadline, a stockholder may present a proposal at the Company's 2002 annual meeting if it is submitted to the Company's Secretary at the address set forth above no later than April 13, 2003. If timely submitted, in proper form, the stockholder may present the proposal at the 2003 annual meeting, but the Company is not obligated to include the matter in its proxy statement.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2002 ON FORM 10-K IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 24, 2002. ADDITIONAL COPIES OF SUCH ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                                 CANDIE'S, INC.
                               400 COLUMBUS AVENUE
                          VALHALLA, NEW YORK 10595-1335
                         ATTENTION: DEBORAH SORELL STEHR

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                          By order of the Board of
                                           Directors,


                                          Neil Cole,
                                          Chairman of the Board,
                                          President and Chief Executive Officer

May 28, 2002

                                    EXHIBIT A

                              FORM OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION


     The Certificate of Incorporation of the Corporation has been amended as follows by striking out the first sentence of Article FOURTH as it now exists and inserting in lieu and instead thereof a new first sentence of Article FOURTH, reading as follows:

          "The total number of shares of stock which the Corporation shall have authority to issue is eighty million (80,000,000) shares, of which seventy-five million (75,000,000) shares shall be common stock, of the par value of $.001 per share, and five million (5,000,000) shares shall be preferred stock, of the par value of $.01 per share."

                                    EXHIBIT B

                             2002 STOCK OPTION PLAN
                                       OF
                                 CANDIE'S, INC.


     1. Purpose. Candie's, Inc. (the "Company") desires to attract and retain the best available talent and encourage the highest level of performance in order to continue to serve the best interests of the Company, and its stockholders. By affording key personnel and other persons who are expected to contribute to the success of the Company the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the Company, the 2002 Stock Option Plan of the Company (the "2002 Plan") is expected to contribute to the attainment of those objectives.

     The word "Subsidiary" or "Subsidiaries", as used herein, shall have the meaning set forth in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor thereto.

     The word  "Parent"  as used  herein,  shall have the  meaning  set forth in
Section 424(e) of the Code, or any successor thereto.


     2. Scope and Duration. Options under the 2002 Plan may be granted in the form of incentive stock options ("Incentive Options") as provided in Section 422 of the Code, or in the form of nonqualified stock options ("Non-Qualified Options"). (Unless otherwise indicated, references in the 2002 Plan to "options" include Incentive Options and Non-Qualified Options.) The maximum aggregate number of shares as to which options may be granted from time to time under the 2002 Plan is 2,000,000 shares of the common stock of the Company ("Common Stock"), which shares may be, in whole or in part, authorized but unissued shares or shares reacquired by the Company. The maximum number of shares with respect to which options may be granted under the 2002 Plan to any individual employee of the Company or a subsidiary of the Company during the term of the 2002 Plan is 1,000,000. If an option shall expire, terminate or be surrendered for cancellation for any reason without having been exercised in full, the shares represented by the option or portion thereof not so exercised shall (unless the 2002 Plan shall have been terminated) become available for subsequent option grants under the 2002 Plan. As provided in Paragraph 13 hereof, the 2002 Plan shall become effective on May 8, 2002, and unless terminated sooner pursuant to Paragraph 14 hereof, the 2002 Plan shall terminate on May 8, 2012, and no option shall be granted hereunder after that date.

     3. Administration. The 2002 Plan shall be administered by the Board of Directors of the Company, or, at their discretion, by a committee that is appointed by the Board of Directors to perform such function (the "Committee"). The Committee shall consist solely of at least two members of the Board of Directors, each of whom shall serve at the pleasure of the Board of Directors and shall be a "Non-Employee Director" as defined in Rule l6b-3 pursuant to the Securities Exchange Act of 1934 (the "Act") or any successor rule and, if practicable, shall be "outside directors" as defined in Section 162(m) of the Code. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

     The Board of Directors or the Committee, as the case may be, shall have plenary authority in its sole discretion, subject to and not inconsistent with the express provisions of the 2002 Plan, to grant options, to determine the purchase price of the Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as Incentive Options or Non-Qualified Options; to interpret the 2002 Plan; to prescribe, amend and rescind rules and regulations relating to the 2002 Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with options under the 2002 Plan; and to make all other determinations deemed necessary or advisable for the administration of the 2002 Plan. The Board of Directors or the Committee, as the case may be, may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or the Committee, as the case may be, or any person to whom it has delegated duties as aforesaid may employ or engage one or more persons to render advice with respect to any responsibility the Board of Directors or the Committee, as the case may be, or such person may have under the 2002 Plan.


     4. Eligibility; Factors to be Considered in Granting Options. Incentive Options shall be limited to persons who are employees of the Company or its present and future Subsidiaries or, if applicable, its present and future Parent and at the date of grant of any option are in the employ of the Company or its present and future Subsidiaries or Parent. In determining the employees to whom Incentive Options shall be granted and the number of shares to be covered by each Incentive Option, the Board of Directors or the Committee, as the case may be, shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the 2002 Plan. An employee who has been granted an option or options under the 2002 Plan may be granted an additional option or options, subject, in the case of Incentive Options, to such limitations as may be imposed by the Code on such options. Except as provided below, a Non-Qualified Option may be granted to any person, including, but not limited to, employees, independent agents, consultants, attorneys and advisors, who the Board of Directors or the Committee, as the case may be, believes has contributed, or will contribute, to the success of the Company.

     5. Option Price. The purchase price of the Common Stock covered by each option shall be determined by the Board of Directors or the Committee, as the case may be, and shall not be less than 100% of the Fair Market Value (as defined in Paragraph 15 hereof) of a share of the Common Stock on the date on which the option is granted. Such price shall be subject to adjustment as provided in Paragraph 12 hereof. The Board of Directors or the Committee, as the case may be, shall determine the date on which an option is granted; in the absence of such a determination, the date on which the Board of Directors or the Committee, as the case may be, adopts a resolution granting an option shall be considered the date on which such option is granted.

     6. Term of Options. The term of each option shall be not more than 10 years from the date of grant, as the Board of Directors or the Committee, as the case may be, shall determine, subject to earlier termination as provided in Paragraphs 10 and 11 hereof.


     7. Exercise of Options. (a) Subject to the provisions of the 2002 Plan, options granted under the 2002 Plan shall become exercisable as determined by the Board of Directors or Committee, as the case may be. In its sole discretion, the Board of Directors or the Committee, as the case may be, may, in any case or cases, prescribe that options granted under the 2002 Plan become exercisable in installments or provide that an option may be exercisable in full immediately upon the date of its grant or at a later date. The Board of Directors or the Committee, as the case may be, may, in its sole discretion, also provide that an option granted pursuant to the 2002 Plan shall immediately become exercisable in full upon the happening of any of the following events or such other events as the Board of Directors or the Committee, as the case may be, determines: (i) a "change in control" of the Company as hereafter defined; or (ii) with respect to an employee, on his 65th birthday. In the event of a question or controversy as to whether or not any of the events hereinabove described has taken place, a determination by the Board of Directors or the Committee, as the case may be, that such event has or has not occurred shall be conclusive and binding upon the Company and participants in the 2002 Plan.


     (b) For purposes of the 2002 Plan, a "change in control of the Company" shall be deemed to occur, unless previously consented to in writing by the optionee or any person entitled to act under Paragraph 11 hereof, upon (i) the actual acquisition or the execution of an agreement to acquire 15% or more of the voting securities of the Company by any person or entity not affiliated with the grantee, or any person entitled to act under Paragraph 11 hereof (other than pursuant to a bona fide underwriting agreement relating to a public distribution of securities of the Company), (ii) the commencement of a tender or exchange offer for more than 15% of the voting securities of the Company by any person or entity not affiliated with the grantee, or any persons entitled to act under Paragraph 11 hereof, (iii) the commencement of a proxy contest against the management for the election of a majority of the Board of Directors of the Company if the group conducting the proxy contest owns, has or gains the power to vote at least 15% of the voting securities of the Company, (iv) a vote by the Board of Directors to merge, consolidate, sell all or substantially all of the assets of the Company to any person or entity not affiliated with the grantee, or any persons entitled to act under Paragraph 11 hereof, or (v) the election of directors constituting a majority of the Board of Directors who have not been nominated or approved by the Company; provided, however, for purposes of the 2002 Plan, it shall not be deemed a change in control of the Company if such person or entity acquires 15% or more of the voting securities of the Company
(A) as a result of a combination of the Company or a wholly-owned subsidiary of Company with another entity owned or controlled by such persons or entity (whether effected by a merger, sale of assets or exchange of stock or otherwise) (the "Combination") and (B) after completion of the Combination and for a continuous period of not less than twelve (12) months thereafter (I) executive officers of the Company (as designated in the Company's most recent Annual Report on Form 10-K or its most recent Proxy Statement filed with the Securities and Exchange Commission with respect to its Annual Meeting of Stockholders) immediately prior to the Combination constitute not less than 50% of the executive officers of the Company after the Combination or (II) the members of the Board of Directors of Company immediately prior to the Combination constitute not less than 50% of the membership of the Board of Directors of the Company after the Combination. For purposes of calculating the executive officers of the Company after the Combination, those executive officers who are terminated by the Company for cause or who terminate their employment without good reason, as determined by the Board of Directors or Committee shall be excluded from the calculation entirely.

     (c) Any option at any time granted under the 2002 Plan may contain a provision to the effect that the optionee (or any persons entitled to act under Paragraph 11 hereof) may, at any time at which Fair Market Value is in excess of the exercise price and prior to exercising the option, in whole or in part, request that the Company purchase all or any portion of the option as shall then be exercisable at a price equal to the difference between (i) an amount equal to the option price multiplied by the number of shares subject to that portion of the option in respect of which such request shall be made and (ii) an amount equal to such number of shares multiplied by the fair market value of the Company's Common Stock (within the meaning of Section 422 of the Code and the treasury regulations promulgated thereunder) on the date of purchase. The Company shall have no obligation to make any purchase pursuant to such request, but if it elects to do so, such portion of the option as to which the request is made shall be surrendered to the Company. The purchase price for the portion of the option to be so surrendered shall be paid by the Company, less any applicable withholding tax obligations imposed upon the Company by reason of the purchase, at the election of the Board of Directors or the Committee, as the case may be, either in cash or in shares of Common Stock (valued as of the date and in the manner provided in clause (ii) above), or in any combination of cash and Common Stock, which may consist, in whole or in part, of shares of authorized but unissued Common Stock or shares of Common Stock held in the Company's treasury. No fractional share of Common Stock shall be issued or transferred and any fractional share shall be disregarded. Shares covered by that portion of any option purchased by the Company pursuant hereto and surrendered to the Company shall not be available for the granting of further options under the 2002 Plan. All determinations to be made by the Company hereunder shall be made by the Board of Directors or the Committee, as the case may be.


     Any option granted under the 2002 Plan may also contain a provision to the effect that the payment of the exercise price may be made by delivery to the Company by the optionee of an executed exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares sold or margined and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.


     (d) An option may be exercised, at any time or from time to time (subject, in the case of Incentive Options, to such restrictions as may be imposed by the
Code), as to any or all full shares as to which the option has become exercisable until the expiration of the period set forth in Paragraph 6 hereof, by the delivery to the Company, at its principal place of business, of (i) written notice of exercise in the form specified by the Board of Directors or the Committee, as the case may be, specifying the number of shares of Common Stock with respect to which the option is being exercised and signed by the person exercising the option as provided herein, (ii) payment of the purchase price; and (iii) in the case of Non-Qualified Options, payment in cash of all withholding tax obligations imposed on the Company by reason of the exercise of the option. Upon acceptance of such notice, receipt of payment in full, and receipt of payment of all withholding tax obligations, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased. In the event the person exercising the option delivers the items specified in (i) and (ii) of this Subsection (d), but not the item specified in (iii) hereof, if applicable, the option shall still be considered exercised upon acceptance by the Company for the full number of shares of Common Stock specified in the notice of exercise but the actual number of shares issued shall be reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the option is exercised, is sufficient to satisfy the required amount of withholding tax.

     (e) If the payment of the purchase price is to be made in cash, the cash purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise. Payment shall be made in cash, which may be paid by check or other instrument acceptable to the Company; in addition, subject to compliance with applicable laws and regulations and such conditions as the Board of Directors or the Committee, as the case may be, may impose, the Board of Directors or the Committee, as the case may be, in its sole discretion, may on a case-by-case basis elect to accept payment in shares of Common Stock of the Company which are already owned by the option holder and have been owned by the option holder for at least six months (or such other period as the Board or Committee, as the case may be, determines), valued at the Fair Market Value thereof (as defined in Paragraph 15 hereof) on the date of exercise; provided, however, that with respect to Incentive Options, no such discretion may be exercised unless the option agreement permits the payment of the purchase price in that manner.

     (f)Except as provided in Paragraphs 10 and 11 hereof, no option granted to an employee may be exercised at any time by such employee unless such employee is then an employee of the Company or a Subsidiary or Parent. 8. Incentive Options.

     (a) With respect to Incentive Options granted, the aggregate Fair Market Value (determined in accordance with the provisions of Paragraph 15 hereof at the time the Incentive Option is granted) of the Common Stock or any other stock of the Company or its current or future Subsidiaries or Parent with respect to which incentive stock options, as defined in Section 422 of the Code, are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations, as those terms are defined in Section 424 of the Code) shall not exceed $100,000.

     (b) No Incentive Option may be awarded to any employee who immediately prior to the date of the granting of such Incentive Option owns more than 10% of the combined voting power of all classes of stock of the Company or any of its Subsidiaries unless the exercise price under the Incentive Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the option expires within 5 years from the date of grant.

     (c) In the event of amendments to the Code or applicable regulations relating to Incentive Options subsequent to the date hereof, the Company may amend the provisions of the 2002 Plan, and the Company and the employees holding options may agree to amend outstanding option agreements, to conform to such amendments.

     9. Non-Transferability of Options. Except as may be otherwise provided by the Board or Committee at or after the date of grant with respect to a Non-Qualified Option, options granted under the 2002 Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised during the lifetime of the optionee only by the optionee. No transfer of an option by the optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferor or transferees of the terms and conditions of such option.

     10.  Termination  of  Employment.  In the event that the  employment  of an employee to whom an option has been granted under the 2002 Plan shall be terminated (except as set forth below or in Paragraph 11 hereof), such option may be, subject to the provisions of the 2002 Plan, exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within three (3) months after such termination (or such longer or shorter period as may be determined by the Board or Committee, as the case may be, at or at any time after the date of grant of the option), but not later than the date on which the option terminates; provided, however, that any option which is held by an employee whose employment is terminated for cause or voluntarily without the consent of the Company (for purposes of the 2002 Plan termination due to retirement at or after age 65 shall be deemed to be with the consent of the Company) shall, to the extent not theretofore exercised, automatically terminate as of the date of termination of employment. As used herein, "cause" shall mean conduct amounting to fraud, dishonesty, negligence, or engaging in competition or solicitations in competition with the Company and breaches of any applicable employment agreement between the Company or any Subsidiary or Parent and the optionee. Options granted to employees under the 2002 Plan shall not be affected by any change of duties or position so long as the holder continues to be a regular employee of the Company or any of its current or future Subsidiaries. Any option agreement or any rules and regulations relating to the 2002 Plan may contain such provisions as the Board of Directors or the Committee, as the case may be, shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. The Board of Directors, or Committee, as the case may be, shall, in its sole discretion, determine for purposes of the 2002 Plan whether the Company has consented to the departure of an employee who voluntarily leaves the employ of the Company.

     Notwithstanding the foregoing, the Board of Directors or Committee, as the case may be, either at or any time after the date of grant of an option, may, in its discretion, provide for longer or shorter periods than the periods specified above during which an option held by an employee may be exercised by the employee after the employee ceases to be employed by the Company or a Subsidiary or Parent. Any such determination shall be based upon such factors as the Board of Directors or the Committee, as the case may be, shall determine, provided, however, that no such discretion shall be exercised with respect to an employee whose employment with the Company or Subsidiary or Parent has been terminated for cause.


     11. Death or Disability of Employee. If an employee to whom an option has been granted under the 2002 Plan shall die while employed by the Company or a Subsidiary or Parent or within three (3) months (or such longer or shorter period as the Board of Directors, or the Committee, as the case may be, shall determine at or any time after the date of grant of the option) after the termination of such employment (other than termination for cause or voluntary termination without the consent of the Company), such option may be exercised, to the extent exercisable by the employee on the date of death, by a legatee or legatees of the employee under the employee's last will, or by the employee's personal representative or distributees, at any time within one year after the date of the employee's death, but not later than the date on which the option terminates. In the event that the employment of an employee to whom an option has been granted under the 2002 Plan shall be terminated as the result of a disability (the determination of which shall be made by the Board of Directors or Committee, as the case may be), such option may be exercised, to the extent exercisable by the employee on the date of such termination, at any time within one year after the date of such termination, but not later than the date on which the option terminates.

     Notwithstanding the foregoing, the Board of Directors, or Committee, as the case may be, either at or at any time after the date of grant of an option, may, in its discretion, provide for longer or shorter periods than the one year period specified above in which an option held by an employee who ceases to be employed by the Company as a result of death or disability may be exercised. Any such determination shall be based upon such factors as the Board or the Committee, as the case may be, shall determine, provided, however, that no such discretion shall be exercised with respect to an employee who dies after the employee's employment with the Company or Parent or Subsidiary has been terminated for cause.


     12. Adjustments Upon Changes in Capitalization, Etc. Notwithstanding any other provision of the 2002 Plan, the Board of Directors or the Committee, as the case may be, may, at any time, make or provide for such adjustments to the 2002 Plan, to the number and class of shares issuable thereunder or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors or the Committee, as the case may be, may make such adjustment as it deems equitable in respect of outstanding options and rights, including in its sole discretion revision of outstanding options and rights so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Board of Directors or the Committee, as the case may be, shall be conclusive and binding upon the Company and the participants in the 2002 Plan. Any fractional shares resulting from such adjustments shall be eliminated.

     13. Effective Date. The 2002 Plan shall become effective on May 8, 2002, the date of adoption by the Board of Directors of the Company, provided, however, that no Incentive Option may be granted under the 2002 Plan unless the 2002 Plan is adopted by the stockholders of the Company on or before May 7, 2003.

     14. Termination and Amendment. The Board of Directors of the Company may suspend, terminate, modify or amend the 2002 Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the 2002 Plan or materially modify the requirements as to eligibility for participation in the 2002 Plan, shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Paragraph 12 hereof does not require such approval. No suspension, termination, modification or amendment of the 2002 Plan may, without the consent of the person to whom an option shall theretofore have been granted, adversely affect the rights of such person under such option.

     15. Miscellaneous. As said term is used in the 2002 Plan, the "Fair Market Value" of a share of Common Stock on any day means: (a) if the principal market for the Common Stock is a national securities exchange or the National Association of Securities Dealers Automated Quotations System ("NASDAQ), the closing sales price of the Common Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system, or (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (a) and (b) of this paragraph are both inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Board of Directors or the Committee, as the case may be, and shall be conclusive as to the Fair Market Value of the Common Stock. In the event the Company is the subject of an acquisition, merger or consolidation or similar transaction where the Company is not the surviving entity, the Board or Committee, as the case may be, may in its sole discretion, but shall not be required to, request that as a condition of the transaction the surviving entity assume the obligations of the Company with respect to the options then outstanding under the 2002 Plan.

     The Board of Directors or the Committee, as the case may be, may require, as a condition to the exercise of any options granted under the 2002 Plan, that to the extent required at the time of exercise, (i) the shares of Common Stock reserved for purposes of the 2002 Plan shall be duly listed, upon official notice of issuance, upon stock exchange(s) on which the Common Stock is listed,
(ii) a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares shall be effective, and/or (iii) the person exercising such option deliver to the Company such documents, agreements and investment and other representations as the Board of Directors or the Committee, as the case may be, shall determine to be in the best interests of the Company.

     During the term of the 2002 Plan, the Board of Directors or the Committee, as the case may be, in its sole discretion, may offer one or more option holders the opportunity to surrender any or all unexpired options for cancellation or replacement. If any options are so surrendered, the Board of Directors or the Committee, as the case may be, may then grant new Non-Qualified or Incentive Options to such holders for the same or different numbers of shares at higher or lower exercise prices than the surrendered options. Such new options may have a different term and shall be subject to the provisions of the 2002 Plan the same as any other option.

     Anything herein to the contrary notwithstanding, the Board of Directors or the Committee, as the case may be, may, in its sole discretion, impose more restrictive conditions on the exercise of an option granted pursuant to the 2002 Plan, including the ability of an option holder to exercise an option after cessation of employment; however, any and all such conditions shall be specified in the option agreement limiting and defining such option. The Board of Directors or the Committee, as the case may be, may also amend the terms of any option previously granted under the 2002 Plan, provided that the terms of any such amended option are not inconsistent with any provisions of the 2002 Plan and that no such amendment shall adversely affect the rights of the person to whom the option has been granted without the consent of such person or, if applicable, the permitted transferee of such optionee or any person entitled to act under Paragraph 11 hereof.

     Nothing in the 2002 Plan or in any option granted pursuant to the 2002 Plan shall confer upon any employee any right to continue in the employ of the Company or any of its Subsidiaries or parent or affiliated companies or interfere in any way with the right of the Company or any such Subsidiary or parent or affiliated companies to terminate such employment at any time.


     16. Compliance with SEC Regulations. It is the Company's intent that the 2002 Plan comply in all respects with Rule 16b-3 of the Act or any successor rule and any regulations promulgated thereunder. If any provision of the 2002 Plan is later found not to be in compliance with said Rule, the provisions shall be deemed null and void.

PRELIMINARY COPIES                       CANDIE'S, INC.
                               400 Columbus Avenue
                          Valhalla, New York 10595-1335

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 24, 2002.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints NEIL COLE and RICHARD DANDERLINE, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Candie's, Inc. (the "Company") on Monday, June 24, 2002, at the New York City offices of the Company, 215 West 40th Street, New York , NY 10018 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.    ELECTION OF DIRECTORS:



|_| FOR all nominees listed below                              |_|  WITHHOLD AUTHORITY
    (except as marked to the contrary below).                       to vote for all nominees listed below.

             Neil Cole, Barry Emanuel, Steven Mendelow, Peter Siris, Ann Iverson and Hubert Guez.


(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


-----------------------------------------------------------------------------------------------------------------------
                                                                           (Continued and to be signed on reverse side)

2.   Approval  of  Amendment  to  Certificate  of   Incorporation   to  Increase
     Authorized Common Stock.

      |_|  FOR                  |_|   AGAINST                      |_|   ABSTAIN

3.   Approval of the 2002 Stock Option Plan.

      |_|  FOR                  |_|   AGAINST                      |_|   ABSTAIN

4. Ratification of the Appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending January 31, 2003.

      |_|  FOR                  |_|   AGAINST                      |_|   ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED:  ________________________________,  2002

                                                Please sign exactly as name
                                                appears hereon.  When shares are
                                                held by joint  tenants,  both
                                                should  sign.  When signing as
                                                attorney,executor,administrator,
                                                trustee  or  guardian, please
                                                give full title as such.  If a
                                                corporation,  please sign in
                                                full corporate name by President
                                                or other authorized officer.  If
                                                a partnership,  please sign in
                                                partnership name by authorized
                                                person.


                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                   Signature if held jointly


     Please mark, sign, date and return this proxy card promptly using the enclosed envelope.